UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

Castle Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas		77546
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2022, Castle Biosciences, Inc., a Delaware corporation (the “Company”), Acorn Merger Sub, Inc., a Delaware corporation (“Merger Sub”), AltheaDx, Inc., a Delaware corporation (“AltheaDx”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the securityholders’ agent (the “Securityholders’ Agent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company agreed to acquire AltheaDx.

Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into AltheaDx (the “Merger”) whereupon the separate corporate existence of Merger Sub will cease, with AltheaDx continuing as the surviving corporation and a wholly owned subsidiary of the Company.

AltheaDx is a commercial-stage molecular diagnostics company specializing in the field of pharmacogenomics testing services that are focused on mental health. AltheaDx currently offers the IDgenetix® test for depression, anxiety and other mental health conditions. In 2021, AltheaDx generated revenues of less than $1.0 million.

Pursuant to the Merger Agreement and upon the consummation of the potential Merger, the Company will pay to AltheaDx securityholders, in accordance with AltheaDx’s organizational documents, upfront consideration of $32.5 million in cash, subject to a customary adjustment for cash, debt, working capital and transaction expenses, and $32.5 million in shares of the Company’s common stock. A portion of the upfront cash consideration will be held in escrow for a specified period following the closing of the Merger to secure post-closing purchase price adjustments, and a portion of the upfront cash consideration will be deposited with the Securityholders’ Agent to be used for the satisfaction of any losses and expenses of the Securityholders’ Agent in connection with the Merger Agreement or the ancillary agreements entered into by the Securityholders’ Agent. In addition, a portion of the upfront cash and stock consideration will be held in escrow for a specified period following the closing of the Merger to secure indemnification claims of the Company, if any. The number of shares issuable at the closing of the Merger will be based on a price per share equal to the volume-weighted-average price of the Company’s common stock for the 20 trading days immediately preceding the date of the Merger Agreement. The upfront cash portion of the Merger consideration is subject to a customary post-closing purchase price adjustment mechanism for, among other things, cash, unpaid indebtedness, unpaid transaction expenses and working capital. Under the Merger Agreement, the Company has also agreed to pay up to an additional $75.0 million of milestone payments based on the achievement of certain net revenue targets relating to the fiscal years ending December 31, 2022, 2023 and 2024 and certain expansions of Medicare coverage for IDgenetix relating to coverage of, and proof of reimbursement for, certain additional indications by a specified date. Upon achievement of the relevant milestone events, each milestone payment will be paid 50% in cash and 50% in the Company’s common stock, with such common stock valued at the volume-weighted-average price of the Company’s common stock for the 20 trading days as of the applicable determination date, provided that the number of shares of the Company’s common stock issuable to AltheaDx securityholders in connection with the Merger may not exceed 4.99% of the number of outstanding shares of the Company’s common stock as of the date of the Merger Agreement. In the event a number of shares in excess of the 4.99% limit would otherwise be issuable as consideration in the Merger, each AltheaDx securityholder will receive a pro rata reduction of their portion of the milestone stock consideration and a corresponding increase in their portion of the milestone cash consideration.

The closing of the Merger is expected to occur in the second quarter of 2022 and is subject to (i) delivery of certain financial statements to the Company by AltheaDx, (ii) the continued employment of certain AltheaDx employees, (iii) the delivery of certain ancillary agreements, (iv) the requisite AltheaDx stockholder approval having been obtained, (v) no more than a certain percentage of AltheaDx stockholders having perfected or being entitled to appraisal rights, (vi) a certain percentage of AltheaDx securityholders having executed joinder agreements, accredited investor questionnaires and lock-up agreements, (vii) no order, legal regulatory restraint or law preventing the consummation of the Merger being in effect, (viii) the representations and warranties of AltheaDx and Castle contained in the Merger Agreement being true and correct, subject to certain materiality standards, (ix) AltheaDx and Castle having performed and complied in all material respects with their covenants, agreements and obligations, (x) there having not occurred a material adverse effect with respect to AltheaDx and (xi) the satisfaction of other customary conditions. Among other termination provisions, AltheaDx and the Company each have the right to terminate the Merger Agreement, subject to certain conditions and limitations, if the closing of the Merger has not occurred prior to June 30, 2022.

The Merger Agreement contains customary representations and warranties of the Company, Merger Sub and AltheaDx as well as customary covenants and additional agreements. The Merger Agreement includes indemnification provisions whereby the securityholders of AltheaDx will indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of AltheaDx, claims for appraisal rights by holders of AltheaDx capital stock, pre-closing taxes of AltheaDx, claims by current or former securityholders of AltheaDx relating to the Merger Agreement or their status as a securityholder, inaccuracies in or omissions from the calculations of consideration payable to each securityholder and any undischarged debt of AltheaDx or unpaid transaction expenses of AltheaDx, subject to certain caps and other limitations. To support such indemnification obligations, the Company will have recourse to certain escrowed cash and shares and, in certain limited cases, by setting off such obligations against any milestone payments and/or directly against the AltheaDx securityholders.

The shares of common stock of the Company that may be issued as consideration for the Merger are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D thereunder. The Company has agreed to file a resale registration statement covering the shares of the Company’s common stock issuable under the Merger Agreement within 40 days of the closing of the Merger, subject to the receipt of certain information from AltheaDx and its securityholders and certain specified exceptions.

The Company’s entry into the Merger Agreement was approved by the Company’s Board of Directors based upon the unanimous recommendation of a special transaction committee comprised solely of independent and disinterested directors. Derek J. Maetzold, the Company’s President and Chief Executive Officer, and a member of the Company’s Board of Directors, and Daniel M. Bradbury, the Chairman of the Company’s Board of Directors, each serve on the board of directors of AltheaDx. Further, each of the following individuals is a direct or indirect beneficial owner of AltheaDx securities and will receive consideration in the Merger: Mr. Bradbury; Mr. Maetzold; Thomas Sullivan, John Maetzold and Peter Maetzold, immediate family members of Mr. Maetzold; Frank Stokes, the Company’s Chief Financial Officer; Tobin Juvenal, the Company’s Chief Commercial Officer; Kristen Oelschlager, the Company’s Chief Operating Officer; and Joshua Albers and Allysa Topel, immediate family members of Ms. Oelschlager.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*#	Agreement and Plan of Merger, dated April 4, 2022, by and among the Company, AltheaDx, Inc., Acorn Merger Sub, Inc. and Fortis Advisors LLC.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

*
Pursuant to Item 601(b)(2) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential. In addition, certain schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon (the “SEC”) request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “[Exchange Act”), for any schedule or exhibit so furnished.

#
Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: April 4, 2022